                                                                  EXECUTION COPY

                                                                  EXHIBIT (b)(1)
================================================================================



                                CREDIT AGREEMENT


                                      Among


                            EMPIRE ACQUISITION CORP.,
                                  as Borrower,


                               EM HOLDINGS, INC.,
                                  As Guarantor,


                            UBS AG, STAMFORD BRANCH,
                                   as Lender,


                                       and


                                UBS WARBURG LLC,
                                   as Arranger


                          Dated as of November 26, 2001



================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1.        DEFINITIONS.....................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Other Definitional Provisions...................................................................8

SECTION 2.        AMOUNT AND TERMS OF COMMITMENT..................................................................9
         2.1      Loan Commitment.................................................................................9
         2.2      Procedure for Borrowing.........................................................................9
         2.3      Repayment of Loans; Evidence of Debt............................................................9
         2.4      Interest Rates and Payment Dates...............................................................10
         2.5      Payments.......................................................................................10
         2.6      Taxes..........................................................................................11
         2.7      Change of Lending Office or Replacement of Lender..............................................12
         2.8      Certain Fees...................................................................................12

SECTION 3.        REPRESENTATIONS AND WARRANTIES.................................................................12
         3.1      Financial Condition............................................................................12
         3.2      No Change......................................................................................13
         3.3      Corporate Existence; Compliance with Law.......................................................14
         3.4      Corporate Power; Authorization; Enforceable Obligations........................................14
         3.5      Capitalization.................................................................................15
         3.6      No Conflicts...................................................................................15
         3.7      No Material Litigation.........................................................................16
         3.8      No Default.....................................................................................16
         3.9      Ownership of Property; Liens...................................................................16
         3.10     Intellectual Property..........................................................................16
         3.11     No Burdensome Restrictions.....................................................................16
         3.12     Taxes..........................................................................................17
         3.13     Margin Regulations.............................................................................17
         3.14     ERISA..........................................................................................18
         3.15     Investment Company Act; Other Regulations......................................................18
         3.16     Subsidiaries...................................................................................18
         3.17     Purpose of Loan................................................................................18
         3.18     Environmental Matters..........................................................................19
         3.19     Solvency.......................................................................................20
         3.20     Equity Contribution to Borrower; No Pledge of Stock............................................20
         3.21     No Other Transaction Indebtedness..............................................................20
         3.22     Disclosure in Tender Offer Materials...........................................................20
         3.23     True and Complete Disclosure...................................................................20

SECTION 4.        CONDITIONS PRECEDENT...........................................................................21
         4.1      Conditions Precedent to Making of Loan.........................................................21

SECTION 5.        AFFIRMATIVE COVENANTS..........................................................................25
         5.1      Financial Statements...........................................................................25
         5.2      Certificates; Other Information................................................................26
         5.3      Payment of Obligations.........................................................................26
         5.4      Conduct of Business and Maintenance of Existence...............................................27
         5.5      Maintenance of Property; Insurance.............................................................27
         5.6      Inspection of Property; Books and Records; Discussions.........................................27
         5.7      Notices........................................................................................27
         5.8      Environmental Laws.............................................................................28
         5.9      Consummation of the Merger.....................................................................29
         5.10     Further Assurances.............................................................................29

SECTION 6.        NEGATIVE COVENANTS.............................................................................29
         6.1      Limitation on Indebtedness.....................................................................29
         6.2      Limitation on Liens............................................................................30
         6.3      Limitation on Guarantee Obligations............................................................30
         6.4      Limitation on Fundamental Changes..............................................................30
         6.5      Limitation on Sale of Assets...................................................................31
         6.6      Limitation on Dividends........................................................................31
         6.7      Limitation on Capital Expenditures.............................................................31
         6.8      Limitation on Investments, Loans and Advances..................................................32
         6.9      Limitation on Optional Payments and Modifications of Debt Instruments or
         ..............Agreements32
         6.10     Limitation on Modification of Material Documents...............................................32
         6.11     Limitation on Transactions with Affiliates.....................................................32
         6.12     Limitation on Sales and Leasebacks.............................................................32
         6.13     Limitation on Changes in Accounting Policies or Fiscal Year....................................33
         6.14     Limitation on Negative Pledge Clauses..........................................................33
         6.15     Limitation on Lines of Business................................................................33

SECTION 7.        EVENTS OF DEFAULT..............................................................................33

SECTION 8.        GUARANTEE......................................................................................35
         8.1      The Guarantee..................................................................................35
         8.2      Obligations Unconditional.  (a)................................................................36
         8.3      Reinstatement..................................................................................36
         8.4      No Subrogation.................................................................................37
         8.5      Remedies.......................................................................................37
         8.6      Continuing Guarantee...........................................................................37
         8.7      Limitation on Guarantee Obligations............................................................37

SECTION 9.        MISCELLANEOUS..................................................................................38
         9.1      Amendments and Waivers.........................................................................38
         9.2      Notices........................................................................................38
         9.3      No Waiver; Cumulative Remedies.................................................................39
         9.4      Survival of Representations and Warranties.....................................................39
         9.5      Payment of Expenses and Taxes..................................................................39

         9.6      Successors and Assigns; Participations and Assignments.........................................40
         9.7      Counterparts...................................................................................41
         9.8      Severability...................................................................................41
         9.9      Integration....................................................................................41
         9.10     Governing Law..................................................................................41
         9.11     Submission To Jurisdiction; Waivers............................................................41
         9.12     Acknowledgements...............................................................................42
         9.13     Waivers of Jury Trial..........................................................................42


SCHEDULES AND EXHIBITS

Exhibit A         Form of Note
Exhibit B         Form of Solvency Certificate
Exhibit C         Form of TriGem Release
Exhibit D         Form of Borrower and Guarantor Release
Exhibit E         Form of Officers' Certificate
Exhibit F         Form of Secretary's Certificate
Exhibit G         Form of Legal Opinion of Counsel to the Borrower

                  CREDIT AGREEMENT, dated as of November 26, 2001, among EMPIRE ACQUISITION CORP., a Delaware corporation ("Borrower"), EM HOLDINGS, INC., a Delaware corporation ("Guarantor"), UBS AG, STAMFORD BRANCH ("Lender") and UBS WARBURG LLC ("Arranger").

                  WHEREAS, Borrower and Guarantor have entered into an Agreement and Plan of Merger, dated as of November 19, 2001 and as amended and restated as of November 23, 2001 (the "Merger Agreement"), with eMachines, Inc., a Delaware corporation ("Target"), with respect to the acquisition of Target by Borrower and Guarantor, which acquisition will be accomplished through the transactions described below;

                  WHEREAS, pursuant to the Merger Agreement, Borrower, which is a wholly-owned Subsidiary of Guarantor, will commence a cash tender offer (the "Tender Offer") for all of the outstanding shares of common stock, par value $0.0000125 per share of Target (the "Target Common Stock");

                  WHEREAS, Mr. Lap Shun (John) Hui has entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of October 30, 2001 with idealab! Holdings, L.L.C., and Borrower and Guarantor have entered into a Buyer Option Agreement, dated as of November 19, 2001, with Target, pursuant to both of which Borrower will or will have the right to purchase shares of Target Common Stock concurrently with or subsequent to Borrower's acceptance and purchase of shares of Target Common Stock upon the closing of the Tender Offer (the "Stock Purchases");

                  WHEREAS, following the closing of the Tender Offer and simultaneously with the consummation of the Stock Purchases, Borrower intends to merge with and into Target (the "Merger," and together with the Tender Offer and the Stock Purchases, the "Acquisition");

                  WHEREAS, in connection with the Tender Offer, the Stock Purchases and the Merger, Borrower has requested that Lender provide the credit facility set forth herein; and

                  WHEREAS, Lender is willing to provide up to $145,000,000 to finance the Acquisition, but only on the terms and subject to the conditions contained herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

                  SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquisition" shall have the meaning set forth in the recitals hereto.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Arranger": shall have the meaning set forth in the preamble hereto.

                  "Board": the Board of Governors of the Federal Reserve System (and any successor thereto).

                  "Borrower": shall have the meaning set forth in the preamble hereto.

                  "Borrower and Guarantor Release": shall have the meaning set forth in subsection 4.1(r).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized or required by law to close.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof; (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000; (c) repurchase obligations of Lender or of any commercial bank satisfying the requirements, of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government; (d) commercial paper of a domestic issuer rated at least A-2 by S&P or P-2 by Moody's; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; or
(g) shares
of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Closing Date": a date, not later than the Expiration Date, on which the conditions precedent set forth in subsection 4.1 shall have been satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment": the obligation of Lender to make the Loan to Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed $145,000,000.

                  "Commitment Letter": the Commitment Letter, dated as of November 19, 2001, by and among Arranger, Lender, Borrower and Guarantor.

                  "Commonly Controlled Entity": any trade or business, whether or not incorporated, which is under common control with Borrower or Target, as the case may be, within the meaning of Section 4001 of ERISA or is part of a group which includes Borrower or Target, as the case may be, and which is treated as a single employer under Section 414 of the Code.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument, document or other undertaking to which such Person is a party or by which it or any of its assets is bound.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Equity Rights": mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Escrow Account": shall have the meaning set forth in subsection 4.1(k).

                  "Escrow Agreement" shall have the meaning set forth in subsection 4.1(k).

                  "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Expiration Date": January 31, 2002.

                  "FDIC": the Federal Deposit Insurance Corporation.

                  "Fee Letter": the Loan Facility Fee Letter, dated as of November 19, 2001, by and among Arranger, Lender, Borrower and Guarantor.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made, and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantor": shall have the meaning set forth in the preamble hereto.

                  "Guaranteed Obligations" shall have the meaning set forth in subsection 8.1.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices); (b) any other indebtedness of such Person that is evidenced by a note, bond, debenture or similar instrument; (c) all obligations of such Person under Financing Leases; (d) all obligations of such Person in respect of acceptances or Letters of Credit issued or created for the account of such Person; (e) all obligations of such Person in respect of banker's acceptances issued or created for the account of such Person; and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. For purposes of any calculation hereunder, the amount of any Indebtedness outstanding at any time, except Indebtedness under clause (f) of this definition, shall be deemed to be equal to the then outstanding principal amount of such Indebtedness (including, with respect to Financing Leases, the implied principal amount thereof calculated in accordance with GAAP), and the amount of any Indebtedness outstanding at any time under clause (f) of this definition shall be equal to the lesser of (i) the then outstanding principal amount of, and all accrued and unpaid interest on, the liability secured by the applicable property and (ii) the then fair market value of such property.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever which makes any property or asset available for the payment or performance of any liability in priority to the payment or performance of ordinary unsecured creditors (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": the loan made by Lender pursuant to subsection 2.1 in accordance with the terms of this Agreement.

                  "Loan Documents": the Commitment Letter, the Fee Letter, this Agreement, the Escrow Agreement, the Borrower and Guarantor Release and the Note executed hereunder.

                  "Margin Stock": shall mean "margin stock" within the meaning of Regulations U and X.

                  "Material Adverse Effect": a material adverse effect on (a) the business, results of operations, assets, liabilities, prospects or condition (financial or otherwise) of a Person and its Subsidiaries taken as a whole, including, without limitation, its capitalization and working capital, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of Lender hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Merger": shall have the meaning set forth in the recitals hereto.

                  "Merger Agreement": shall have the meaning set forth in the recitals hereto.

                  "Moody's": Moody's Investors Service, Inc.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 400 1(a)(3) of ERISA.

                  "Non-Excluded Taxes": shall have the meaning set forth in subsection 2.6(a).

                  "Note": shall have the meaning set forth in subsection 2.3(d).

                  "Notice of Borrowing": shall have the meaning set forth in subsection 2.2(a).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Person": an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Properties": shall have the meaning set forth in subsection 3.18(a).

                  "Regulations U and X": Regulations U and X of the Board, as in effect from time to time.

                  "Relevant Amount": shall have the meaning set forth in subsection 4.1(k).

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections 13, 14, 16, 18, 19 or 20 of PBGC Reg. 2615.

                  "Requirement of Law": as to any Person, means all federal, foreign, state and local laws, rules, regulations, orders, decrees, law, treaties, rules or regulations or other determinations of an arbitrator, court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including the requirements of ERISA and Environmental Laws.

                  "Responsible Officer": the chief executive officer, the president and any vice president of Borrower, Guarantor or Target, as applicable, or, with respect to financial matters, the chief financial officer of Borrower, Guarantor or Target, as applicable.

                  "SEC": the Securities and Exchange Commission, or any successor federal agency.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvency Opinion": shall have the meaning set forth in subsection 4.1(1).

                  "S&P": Standard and Poor's Ratings Services.

                  "Stock Purchase Agreement": shall have the meaning set forth in the recitals hereto.

                  "Stock Purchases": shall have the meaning set forth in the recitals hereto.

                  "Subsidiary": as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "Target": shall have the meaning set forth in the recitals hereto.

                  "Target Common Stock": shall have the meaning set forth in the recitals hereto.

                  "Tender Offer": shall have the meaning set forth in the recitals hereto.

                  "Tender Offer Documents": the Offer to Purchase, the Schedule TO filed by Borrower and Guarantor with respect to the Offer to Purchase, and all amendments, exhibits and schedules thereto and related documents distributed to the stockholders of Target or filed with the SEC in connection with the Tender Offer.

                  1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Borrower, Guarantor, Target and their respective Subsidiaries that are not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               SECTION 2. AMOUNT AND TERMS OF COMMITMENT

                  2.1 Loan Commitment.

                  Subject to the terms and conditions hereof, Lender agrees to make a loan to Borrower on the Closing Date in an aggregate principal amount that does not exceed the Commitment, the proceeds of which shall be used to finance (i) Borrower's purchase of at least 90% of the issued and outstanding shares of Target Common Stock pursuant to the Tender Offer and the Stock Purchases, (ii) Borrower's purchase of any remaining issued and outstanding shares of Target Common Stock in the Merger and (ii) fees and expenses relating to this Agreement and the transactions contemplated hereby. The Loan shall be a term loan and any amounts repaid thereunder will not be available for reborrowing or further drawdown thereafter.

                  2.2 Procedure for Borrowing.

                  (a) Notice of Borrowing. When Borrower desires to borrow under subsection 2.1, it shall deliver to Lender a notice of borrowing (a "Notice of Borrowing") no later than 11:00 a.m. (New York time) on the proposed Closing Date (which shall be a Business Day); provided, however, that if Lender receives a Notice of Borrowing after 11:00 a.m. (New York time) on the proposed Closing Date, the funding of the Loan shall occur on the next succeeding Business Day.

                  (b) Disbursement of Funds. No later than 2:00 p.m. (New York time) on the Closing Date (in the case of a same day funding) or, in the event Lender has received a Notice of Borrowing after 11:00 a.m. (New York time) on the preceding Business Day, no later than 11:00 a.m. (New York time) on the next succeeding Business Day, Lender will deliver by wire transfer, to the account designated by Borrower, the amount of the Loan, net of fees and expenses due to Lender on such date as contemplated by this Agreement and the Fee Letter.

                  (c) Termination of Commitment. The Commitment hereunder shall terminate on the earlier of the Closing Date and the Expiration Date, unless terminated earlier in accordance with Section 7.

                  2.3 Repayment of Loans; Evidence of Debt.

                  (a) Borrower hereby unconditionally promises to pay to Lender the then unpaid principal amount of the Loan immediately following the consummation of the Merger, but in no event later than five days following the Closing Date (or such earlier date on which the Loan becomes due and payable pursuant to Section 7). Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loan outstanding until payment in full thereof at the rates per annum set forth in subsection 2.4.

                  (b) Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing indebtedness of Borrower to Lender, including the amounts of principal and interest payable and paid to Lender under this Agreement.

                  (c) The entries made in the accounts of Lender maintained pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded absent manifest error; provided however, that the failure of Lender to maintain any such account, or any error therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loan made to Borrower by Lender in accordance with the terms of this Agreement.

                  (d) Borrower agrees that, upon the request by Lender, Borrower will execute and deliver to Lender a promissory note of Borrower evidencing the Loan, substantially in the form attached hereto as Exhibit A with appropriate insertions as to date and principal amount (the "Note").

                  2.4 Interest Rates and Payment Dates.

                  (a) The Loan shall bear interest for the actual number of days elapsed as to which the Loan is outstanding in a year of 365 or 366 days at a rate per annum equal to 8.00%.

                  (b) (i) Upon the occurrence of an Event of Default or (ii) if all or a portion of (A) any principal of the Loan, (B) any interest payable thereon, (C) any commitment fee, or (D) any other amount payable hereunder or under the Fee Letter shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loan and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum of 12%, in each case for the actual number of days elapsed in a year of 365 or 366 days, from and including the date of the occurrence of such Event of Default through the continuation thereof or from and including the date of such nonpayment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment), as applicable.

                  (c) All accrued and unpaid interest shall be paid to Lender upon the payment of the principal amount of the Loan in accordance with subsection 2.3(a); provided that interest accruing pursuant to subsection 2.4(b) shall be payable on demand.

                  2.5 Payments.

                  All payments to be made by Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 3:00 p.m., New York City time, on the due date thereof to Lender, for the account of Lender, at Lender's office specified in subsection 9.2, in Dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  2.6 Taxes.

                  (a) All payments made by Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) any taxes imposed by jurisdictions outside of the United States of America, (ii) any taxes imposed by the United States or any political subdivision thereof by means of withholding at the source, if and to the extent that such taxes shall be in effect and shall be applicable on the date hereof, to payments to be made to Lender, existing taxes on the date hereof and (iii) any net income taxes and franchise taxes (imposed in lieu of net income taxes), imposed on Lender as a result of a present or former connection between Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to Lender hereunder or under the Note, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that Borrower shall not be required to increase any such amounts payable if Lender fails to comply with the requirements of subsection 2.6(b). Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure. The agreements in this subsection 2.6 shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

                  (b) Prior to the making of any payments by Borrower hereunder, Lender shall:

                    (i) deliver to Borrower two duly completed copies of United
               States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                    (ii) deliver to Borrower two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower; and

                    (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by Borrower;

     unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent Lender from duly completing and delivering any such form with respect to it and Lender so advises Borrower. Lender shall, in such an event, certify (i) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

                  2.7 Change of Lending Office or Replacement of Lender. Lender agrees that if it makes any demand for payment under subsection 2.6, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for Borrower to make payments under subsection 2.6.

                  2.8 Certain Fees. On the dates provided therein, Borrower agrees to pay to Lender and Arranger the fees set forth in the Fee Letter (as to which the Draw-Down Fee (as defined in the Fee Letter) will be paid in the manner set forth in subsection 2.2(b)).

               SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce Lender to enter into this Agreement and to make the Loan, Borrower and Guarantor hereby represent and warrant to Lender that:

                  3.1 Financial Condition.

                  (a) The audited consolidated balance sheet of Target as of December 31, 2000 and the related consolidated statements of operations, cash flows for the year ended on such date, reported on by Deloitte & Touche LLP, copies of which have heretofore been furnished to Lender, present fairly, in all material respects, the financial condition of Target as of such date, and the results of Target's operations and its cash flows for the year then ended.

                  (b) The unaudited consolidated balance sheet of Target as of September 29, 2001 and the related unaudited consolidated statements of operations and of cash flows for the nine-month period ended on such date, copies of which have heretofore been furnished to Lender, are complete and correct and present fairly, in all material respects, the financial condition of Target as of such date, and the results of Target's operations and its cash flows for the nine-month period then ended (subject to normal year-end audit adjustments).

                  (c) The unaudited consolidated balance sheets of Guarantor (which consolidated balance sheets include Borrower) as of October 30, 2001, certified by a Responsible Officer of Guarantor, copies of which have heretofore been furnished to Lender, are complete and correct and present fairly, in all material respects, the financial condition of Guarantor, as of such date. Borrower and Guarantor are newly formed corporations for purposes of the Acquisition and have no liabilities other than those under this Agreement, the Merger Agreement and the Stock Purchase Agreements and related obligations for fees and expenses in order to complete the transactions contemplated by such agreements.

All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by Deloitte & Touche LLP or such Responsible Officer, as the case may be, and as disclosed therein). None of Target, Borrower or Guarantor has any contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, that is not reflected in the foregoing statements or in the notes thereto. Target has no material liabilities other than those set forth on Target's balance sheet as of September 29, 2001. During the period from December 31, 2000 to and including the date hereof, in the case of Target, there has been no sale, transfer or other disposition by Target of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of Target at December 31, 2000. The financial projections of Target prepared by Target and delivered to Lender represent Target's best estimates for Target, which were made in good faith and were properly prepared on the basis of reasonable projections in accordance with the assumptions stated therein and such projections may be appropriately relied upon for purposes of the Solvency Opinion. The financial projections of Target prepared by Borrower and Guarantor and delivered to Lender represent Borrower and Guarantor's best estimates for Target following consummation of the Merger, which were made in good faith and were properly prepared on the basis of reasonable projections in accordance with the assumptions stated therein and such projections may be appropriately relied upon for purposes of the Solvency Opinion. Neither Guarantor nor Borrower has any reason to believe that the projections of Target prepared by Target or the projections of Target prepared by Borrower and Guarantor, or the assumptions upon which they such projections are based, are incorrect or misleading in any respect. The estimates as to Target's contingent liabilities that have been presented and delivered to Lender represent the good faith expectations of Target, Borrower and Guarantor as to the likely range of such contingent liabilities, which estimates may be appropriately relied upon for purposes of the Solvency Opinion.

                  3.2 No Change.

                  (a) There has been no material adverse change, or development that could be expected to lead to a material adverse change, in the business, results of operations, assets, liabilities, prospects or condition (financial or otherwise), including capitalization and working capital, of Target and its Subsidiaries, taken as a whole, since

September 29, 2001 and during the period from September 29, 2001 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of Target nor has any of the Capital Stock of Target been redeemed, retired, purchased or otherwise acquired for value by Target.

                  (b) There has been no material adverse change, or development that could be expected to lead to a material adverse change, in the business, results of operations, assets, liabilities, prospects or condition (financial or otherwise), including capitalization and working capital, of Guarantor, Borrower and their Subsidiaries, taken as a whole, since October 30, 2001 and during the period from October 30, 2001 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of Guarantor or Borrower nor has any of the Capital Stock of Guarantor or Borrower been redeemed, retired, purchased or otherwise acquired for value by Borrower. As of the Closing Date, Borrower will have a cash balance of at least $21,100,000, less any transaction expenses (not to exceed $7,700,000) therefore paid by or on behalf of Borrower.

                  3.3 Corporate Existence; Compliance with Law. Borrower, Guarantor, Target and each of their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power and authority, and all material governmental licenses, authorizations, consents and approvals necessary to own and operate its assets, to lease the property it operates as lessee and to conduct its business as now being or proposed to be conducted, (c) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of its property or the conduct of its business requires such qualification, (d) is in compliance with its certificate of incorporation and by-laws or other governing or organizational documents, and (e) is in compliance with all Requirements of Law except, in the cases of clauses (c) and (e), to the extent that the failure to so qualify or comply therewith could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  3.4 Corporate Power; Authorization; Enforceable Obligations. Each of Borrower and Guarantor has the corporate or other power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder, and has taken all necessary corporate or other, action to authorize the borrowings on the terms and conditions of this Agreement and each of the other Loan Documents and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of Borrower and Guarantor, including the Escrow Agreement, which will also be duly executed and delivered by Target. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of Borrower and Guarantor enforceable against Borrower and Guarantor, and, in the case of the Escrow Agreement, when executed and delivered will constitute a legal, valid and binding obligation of Target enforceable against Target, each in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  3.5 Capitalization.


                  (a) Part (a) of Schedule 3.5 hereto correctly sets forth the authorized Capital Stock of Guarantor as of the date hereof. All of the issued and outstanding shares of each class of Capital Stock of Guarantor on the date hereof are duly and validly issued, fully paid and nonassessable. Except as disclosed in part (a) of Schedule 3.5, (i) there are no outstanding Equity Rights with respect to Guarantor and there are no outstanding obligations of Guarantor or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Capital Stock of Guarantor, and (ii) there are no outstanding obligations of Guarantor or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of Guarantor or any of its Subsidiaries.

                  (b) Part (b) of Schedule 3.5 hereto correctly sets forth the authorized Capital Stock of Borrower as of the date hereof. All of the issued and outstanding shares of each class of Capital Stock of Borrower on the date hereof are duly and validly issued, fully paid and nonassessable. All of such issued and outstanding shares of Capital Stock are owned beneficially and of record by Guarantor. Except as disclosed in part (b) of Schedule 3.5, (i) there are no outstanding Equity Rights with respect to Borrower and there are no outstanding obligations of Borrower, Guarantor or any of their respective Subsidiaries to repurchase, redeem or otherwise acquire any shares of Capital Stock of Borrower.

                  (c) Part (c) of Schedule 3.5 hereto correctly sets forth the authorized Capital Stock of Target as of the date hereof. All of the issued and outstanding shares of each class of Capital Stock of Target on the date hereof are duly and validly issued, fully paid and nonassessable. Except as disclosed in part (c) of Schedule 3.5, (i) there are no outstanding Equity Rights with respect to Target and there are no outstanding obligations of Target or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Capital Stock of Target, and (ii) there are no outstanding obligations of Target or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of Target or any of its Subsidiaries.

                  3.6 No Conflicts. The execution, delivery and performance of this Agreement by Borrower and Guarantor and the borrowings hereunder will not
(i) contravene the Borrower's, Guarantor's or Target's certificate of incorporation or by-laws, (ii) violate any Requirement of Law (including, without limitation, Regulations U or X), (iii) conflict with or result in the breach of, or constitute a default under any Contractual Obligation of Borrower, Guarantor or Target or (iv) result in, or require, the creation or imposition of any Lien on any of the assets, properties or revenues of the Borrower, Guarantor, Target or any of their respective Subsidiaries pursuant to any such Requirement of Law or Contractual Obligation, other than, in the case of Target and with respect only to clauses (ii) and (iii) above, any violations or conflicts that could not be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  3.7 No Material Litigation. No litigation, injunction, investigation or proceeding by any entity (private or governmental) is pending or, to the knowledge of Borrower, Guarantor or any of their respective Subsidiaries, threatened by or against the Borrower, Guarantor, Target or any of their respective Subsidiaries or against any of their respective properties or revenues (i) with respect to (a) the Tender Offer or the Stock Purchases, (b) the Merger or (c) any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  3.8 No Default. None of Borrower, Guarantor, Target or any of their respective Subsidiaries is in breach of or in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or result in the creation or imposition of a Lien on any of its assets, properties or revenues. No Default or Event of Default has occurred and is continuing.

                  3.9 Ownership of Property; Liens. Borrower, Guarantor, Target and each of their respective Subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all their real property, and good title to, or a valid leasehold interest in, all their other property, and none of such property is subject to any Lien, except as set forth on Schedule 3.9 and as otherwise permitted by subsection 6.2.

                  3.10 Intellectual Property. Borrower, Guarantor, Target and each of their respective Subsidiaries own, or are licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of their business as currently conducted, except for those the failure to own or license which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower, Guarantor or any of their respective Subsidiaries know of any valid basis for any such claim challenging or questioning the use of any such Intellectual Property (other than trademarks) which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower, Guarantor, Target and each of their respective Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.11 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of Borrower, Guarantor, Target or any of their respective

Subsidiaries could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  3.12 Taxes. Each of Borrower, Guarantor, Target and each of their respective Subsidiaries has filed or caused to be filed all material tax returns that, to the knowledge of Borrower, Guarantor or any of their respective Subsidiaries, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on Borrower, Guarantor, Target or any of their respective property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower, Guarantor, Target or such Subsidiary, as the case may be); no tax Lien has been filed, and, to the knowledge of Borrower, Guarantor and their respective Subsidiaries, no claim is being asserted, with respect to any such tax, fee or other charge, that, in each case, could reasonably be expected to have a Material Adverse Effect.

                  3.13 Margin Regulations Neither Borrower nor Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of the Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.

                  3.14 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan of Target that could reasonably be expected to have a Material Adverse Effect, and each such Plan has complied in all material respects with the applicable provisions of ERISA and the Code except where such non-compliance could not be reasonably expected to have a Material Adverse Effect. No termination of a Single Employer Plan of Target has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period that could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan of Target (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $250,000. Neither Target nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither Target nor any Commonly Controlled Entity would become subject to any liability under ERISA if Target or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made except in each instance where such withdrawal or liability could not reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent.

                  3.15 Investment Company Act; Other Regulations. None of Borrower, Guarantor or Target is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The making of the Loan by Lender, the application of the proceeds and the repayment thereof by Borrower and the consummation of the transactions contemplated by this Agreement will not violate any provision of such act or any rule, regulation or order issued by the SEC thereunder. Neither Borrower nor Guarantor is subject to regulation under any Federal or State statute or regulation (other than Regulation X) that limits its ability to incur Indebtedness.

                  3.16 Subsidiaries. All of the Subsidiaries of Borrower, Guarantor and Target are listed on Schedule 3.16 to this Agreement.

                  3.17 Purpose of Loan. (a) The proceeds of the Loan shall be used by Borrower to finance (i) the purchase of at least 90% of the issued and outstanding shares of Target Common Stock pursuant to the Tender Offer and the Stock Purchases, (ii) the purchase of any remaining issued and outstanding shares of Target Common Stock in the Merger and (ii) fees and expenses relating to this Agreement and the transactions contemplated hereby and in the Fee Letter.

                  (b) All of the outstanding shares of Target Common Stock and outstanding Equity Rights with respect to Target (including Target stock options) shall be paid for with the proceeds of the Loan and/or equity contributions from Mr. John Hui.

                  3.18 Environmental Matters.

                  (a) The facilities and properties owned, leased or operated by Borrower, Guarantor, Target and each of their respective Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations that (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (b) The Properties and all operations at the Properties are in compliance and have in the last five years been in compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the businesses operated by Borrower, Guarantor, Target or any of their respective Subsidiaries except in such case with respect to any instances of non-compliance or violation that individually or in the aggregate would not be reasonably likely to result in a Material Adverse Effect.

                  (c) None of Borrower, Guarantor, Target or any of their respective Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business conducted by such Person, nor does Borrower, Guarantor or any of their respective Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Borrower, Guarantor or any of their respective Subsidiaries, threatened, under any Environmental Law to which Borrower, Guarantor, Target or any of their respective Subsidiaries is or will be named as a party with respect to the Properties or its business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties owned, leased or operated by or the business of such Person except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (f) To the knowledge of Borrower, Guarantor and any of their respective Subsidiaries, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Borrower, Guarantor, Target or any of their respective Subsidiaries in connection with the Properties or otherwise in connection with the businesses conducted by such Persons, in violation of or in amounts or in a manner that could reasonably give rise to liability to Borrower, Guarantor, Target or any of their respective Subsidiaries under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  3.19 Solvency. Following the Merger and repayment of the Loan,
(a) the assets of Borrower, Guarantor and Target at their fair valuation will exceed their respective liabilities, including contingent liabilities; (b) the capital of each of Borrower, Guarantor and Target will not be unreasonably small to conduct the business of Borrower, Guarantor and Target, respectively; and (c) Borrower, Guarantor and Target will have the ability to pay their respective debts, including contingent liabilities, arising in the normal course of business as such debts mature and do not intend to, or believe that they will, incur debt beyond their ability to pay as such debts mature.

                  3.20 Equity Contribution to Borrower; No Pledge of Stock. John Hui shall make an equity contribution to Borrower on or prior to the Closing Date in the amount of $21,100,000 (less any transaction expenses (not to exceed $7,700,000) therefore paid by or on behalf of Borrower), which equity contribution shall be made from Mr. Hui's own funds. None of the shares of Target Common Stock beneficially owned by Mr. Hui are subject to any Lien.

                  3.21 No Other Transaction Indebtedness. None of Borrower, Guarantor or Target have incurred any Indebtedness in connection with the Acquisition or the transactions contemplated by this Agreement, other than the Loan.

                  3.22 Disclosure in Tender Offer Materials. The information set forth in the Schedule TO of Borrower and Guarantor and all related materials filed with the SEC or distributed to the stockholders of Target, copies of each of which have been or will, prior to the Closing Date, be delivered to Lender, in connection with the Tender Offer, when taken as a whole, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  3.23 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Borrower or Guarantor to Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Borrower, Guarantor or any of their respective

Subsidiaries that could reasonably be expected, either individual or in the aggregate, to have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Lender for use in connection with the transactions contemplated hereby.

                  SECTION 4. CONDITIONS PRECEDENT

                  4.1 Conditions Precedent to Making of Loan. The making of the Loan is subject to the satisfaction, immediately prior to or concurrently with such effectiveness on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. Lender shall have received (i) this Agreement, executed and delivered by duly authorized officers of Borrower and Guarantor, (ii) for the account of Lender requesting the same, a Note conforming to the requirements hereof and executed by duly authorized officers of Borrower and Guarantor and (iii) the Escrow Agreement executed and delivered by duly authorized officers of Borrower, Guarantor and Target.

                  (b) Proceedings of Borrower, Guarantor and Target. Lender shall have received a copy of the resolutions, in form and substance satisfactory to Lender, of (i) the board of directors of each of Borrower and Guarantor authorizing (A) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (B) the borrowings contemplated hereunder and (ii) the Board of Directors of Target authorizing the execution, delivery and performance of the Escrow Agreement, each of such resolutions certified by the Secretary of Borrower, Guarantor and Target, respectively, as of the Closing Date, which certificates shall be in form and substance satisfactory to Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (c) Other Indebtedness. Lender shall have received, and be satisfied with, true and correct copies, certified as to authenticity by Borrower and Guarantor, of any debt instrument or security agreement to which Borrower, Guarantor or Target may be a party.

                  (d) No Other Transaction Indebtedness. Lender shall have received, in form and substance satisfactory to Lender, evidence that there is no Indebtedness of Borrower, Guarantor or Target related to the Acquisition or the transactions contemplated by this Agreement, other than the Loan.

                  (e) Contribution to Borrower. Lender shall have received, in form and substance satisfactory to Lender, evidence that Mr. John Hui has made a contribution of at least $21,100,000 in cash equity to Borrower, less any transaction expenses (not to exceed $7,700,000) therefore paid by or on behalf of Borrower.

                  (f) Tender Offer. Lender shall have received, in form and substance satisfactory to Lender, evidence that a number of issued and outstanding shares of Target

Common Stock have been validly tendered to Borrower, have not been withdrawn and are available for purchase, all in accordance with the terms and conditions of the Offer to Purchase, such that such tendered shares when combined with (i) those shares of Target Common Stock owned by John Hui or Korea Data Systems
(USA), Inc. and (ii) those shares of Target Common Stock, if any, to be acquired by Borrower through the Stock Purchases, result in the acquisition by Borrower of at least 90% of the issued and outstanding shares of Target Common Stock at the time the Loan is made. Lender shall have received a certificate of a Responsible Officer of Borrower and Guarantor, dated as of the Closing Date, certifying that the conditions precedent to the purchase of the shares of Target Common Stock contained in the Offer to Purchase have been satisfied and not waived, except with the consent of Lender, and that the Offer to Purchase has been duly authorized and delivered by Borrower and is in full force and effect as of said date.

                  (g) Tender Offer Documents. Lender shall have received certified copies of all Tender Offer Documents (including the Offer to Purchase), which Tender Offer Documents shall be in form and substance acceptable to Lender.

                  (h) Third Party Approvals and Consents. Lender shall have received evidence that all necessary governmental and third-party consents and approvals in connection with the Tender Offer, the Stock Purchases, the Merger, the Loan and the transactions contemplated hereby have been obtained and remain in effect.

                  (i) Merger Agreement and Escrow Agreement. Lender shall have received a true and complete copy of the Merger Agreement and the Escrow Agreement and a certificate of a Responsible Officer of Borrower that each of the Merger Agreement and the Escrow Agreement has been duly authorized, executed and delivered by the parties thereto and is in full force and effect and that there has been no amendment to either the Merger Agreement or the Escrow Agreement, except with the consent of Lender.

                  (j) Certificate of Merger. An executed Certificate of Ownership and Merger with respect to the merger of Borrower with and into Target shall have been duly executed and acknowledged pursuant to Section 253 of the Delaware General Corporation Law and delivered to a third-party escrow account, satisfactory to Lender, together with irrevocable instructions to file said certificate with the Delaware Secretary of State immediately following the acquisition by Borrower of at least 90% of the shares of Target Common Stock pursuant to the Tender Offer and the Stock Purchases by Borrower.

                  (k) Escrow Account. Borrower shall have deposited $21,100,000, less any transaction expenses (not to exceed $7,700,000) therefore paid by or on behalf of Borrower (such net sum referred to herein as the "Relevant Amount"), in an escrow account (the "Escrow Account") and Target shall have deposited an amount equal to the aggregate amount of the Loan and all interest and other fees payable to Lender upon maturity of the Loan, as contemplated by subsection 2.3(a), less the Relevant Amount, in the Escrow Account pursuant to an escrow agreement (the "Escrow Agreement") in form and substance satisfactory to Lender that provides, subject to the terms and conditions therein (including the funding by Lender of the Loan), for irrevocable instructions for the funds in the Escrow Account to be distributed to Lender immediately upon consummation of the Merger as repayment of the Loan.

                  (l) Solvency Opinion. Lender shall have received an opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (the "Solvency Opinion") that, as of the Closing Date and after giving effect to the Merger and the use of the funds deposited in the Escrow Account to repay the Loan and all other amounts due under the Loan Documents, potential exposure from contingent liabilities and the projected future operation of Target, Target, as the surviving company in the Merger, on a stand-alone or consolidated basis, (i) will have assets with a fair value and present fair saleable value exceeding Target's liabilities and contingent liabilities, (ii) will not be left with unreasonably small capital for the business in which it is engaged, as Borrower's management has proposed it to be conducted following consummation of the Acquisition, and (iii) will be able to pay its debts, including contingent liabilities, as they become absolute and mature.

                  (m) Solvency Certificate. Lender shall have received a certificate of Borrower and Guarantor, dated the Closing Date, substantially in the form attached hereto as Exhibit B, executed by the Chief Financial Officer of Borrower and Guarantor, certifying that following the Merger and repayment of the Loan, (i) the assets of Borrower, Guarantor and Target at their fair valuation will exceed their respective liabilities, including contingent liabilities; (ii) the capital of each of Borrower, Guarantor and Target will not be unreasonably small to conduct the business operations of Borrower, Guarantor and Target, respectively, as heretofore conducted; and (iii) Borrower, Guarantor and Target will have the ability to pay their respective debts, including contingent liabilities as such debts mature and do not intend to, or believe that they will, incur debt beyond their ability to pay as such debts mature.

                  (n) No Material Adverse Change to Borrower, Guarantor or Target. In the reasonable determination of Lender, as of the Closing Date, since September 29, 2001, there shall not have occurred a material adverse change, or development or event that may lead to a material adverse change, to the business, results of operations, assets, liabilities, prospects or condition (financial or otherwise), including the capitalization and working capital, of Borrower, Guarantor or Target, each considered as a whole together with their respective Subsidiaries.

                  (o) No Material Adverse Change. In the sole judgment of Lender, no material adverse change or material disruption shall have occurred in the financial banking or capital markets generally or in the regulatory environment, whether arising as a result of events or circumstances occurring or existing before or after the date hereof (including the markets for loans or debt securities issued by companies similar to Borrower, Guarantor and Target), that has had or could reasonably be expected to have a Material Adverse Effect.

                  (p) No Litigation. As of the Closing Date, no litigation, injunction, investigation or proceeding by any entity (private or governmental) shall be pending or threatened by or against Borrower, Guarantor, Target or any of their respective Subsidiaries or against any of their respective properties or revenues (i) with respect to (A) the Tender Offer or the Stock Purchases, (B) the Merger or (C) any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (q) TriGem Release Agreement. TriGem Computer, Inc. shall have executed and delivered a written agreement, substantially in the form attached hereto as Exhibit C, waiving and releasing any and all claims, including, without limitation, any claims relating to fraudulent transfer, against Borrower, Guarantor, Lender, or any of their respective Affiliates, relating to or arising out of the Tender Offer, the Stock Purchases, the Merger, the Loan Documents or the transactions contemplated hereby or thereby, including the repayment of the Loan and all other amounts due under the Loan Documents out of funds in the Escrow Account.

                  (r) Borrower and Guarantor Release Agreement. Each of Borrower and Guarantor shall have executed and delivered a written agreement, substantially in the form attached hereto as Exhibit D (the "Borrower and Guarantor Release"), waiving and releasing any and all claims including, without limitation, any claims relating to fraudulent transfer, against Lender relating to or arising out of the Tender Offer, the Stock Purchases, the Merger, the Loan Documents or the transactions contemplated hereby or thereby, including the repayment of the Loan and all other amounts due under the Loan Documents out of funds in the Escrow Account.

                  (s) Fees and Expenses. Lender and Arranger shall have received all fees and expenses payable by Borrower or Guarantor on or before the Closing Date (including all legal fees of Lender's counsel relating to services rendered in the preparation of this Agreement and the transactions contemplated hereby).

                  (t) Representations and Warranties. Each of the representations and warranties made by Borrower and Guarantor herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

                  (u) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loan.

                  (v) Closing Certificate. Lender shall have received a certificate of Borrower and Guarantor, dated the Closing Date, substantially in the form attached hereto as Exhibit E, executed by the President or any Vice President and the Secretary of Borrower and Guarantor.

                  (w) Corporate Documents. Lender shall have received a true and complete copy of the certificate of incorporation or similar documents for each of Borrower and Guarantor, certified as of the Closing Date as a complete and correct copy thereof by the Secretary of Borrower and Guarantor, which certificate shall be substantially in the form attached hereto as Exhibit F.

                  (x) Legal Opinion. Lender shall have received an executed legal opinion of Akin, Gump, Strauss, Hauer & Feld L.L.P., legal counsel to Borrower and Guarantor, in form and substance reasonably acceptable to Lender; such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as Lender may reasonably require.

                  (y) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to Lender, and Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

The borrowing by Borrower hereunder shall constitute a representation and warranty by Borrower and Guarantor as of the date thereof that the conditions contained in this subsection 4.1 have been satisfied.

                  SECTION 5. AFFIRMATIVE COVENANTS

                  Each of Borrower and Guarantor hereby agrees that, so long as each of any amount is owing to Lender hereunder or under any other Loan Document, Borrower and Guarantor shall, and, and following consummation of the Merger, shall cause Target and (except in the case of subsections 5.1 and 5.2) each of its Subsidiaries to:

                  5.1 Financial Statements. Furnish to Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower, Guarantor or Target, as the case may be, a copy of the consolidated balance sheet of Borrower, Guarantor or Target, as the case may be, as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Borrower, Guarantor or Target, as the case may be, the unaudited consolidated balance sheet of Borrower, Guarantor or Target, as the case may be, as of the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of Borrower, Guarantor or Target, as the case may be, for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein) except that the quarterly financial statements provided pursuant to subsection 5.1(b) shall only be required to include footnotes to the extent such footnotes would be required to be included in a Quarterly Report filed on Form 10-Q filed with the Securities and Exchange Commission.

                  5.2 Certificates; Other Information. Furnish to Lender:

                  (a) in the case of Borrower, concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) in the case of Borrower, concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of a Responsible Officer stating that to the best of such Responsible Officer's knowledge, Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (c) not later than thirty days prior to the end of each fiscal year of Target, Guarantor or Borrower, as the case may be, a copy of the projections by Target, Guarantor or Borrower, as the case may be, of the operating budget and cash flow budget of such Person for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared in good faith on the basis of reasonable assumptions and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect;

                  (d) within five days after the same are sent, copies of all financial statements that Borrower, Guarantor or Target sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports that Borrower, Guarantor or Target may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                  (e) promptly, such additional financial and other information as Lender may from time to time reasonably request.

                  5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on its books.

                  5.4 Conduct of Business and Maintenance of Existence. Continue to (i) engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except if (A) in its reasonable business judgment, it is in its best economic interest not to preserve and maintain such rights, privileges or franchises, and (B) such failure to preserve and maintain such rights, privileges or franchises would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or result in any Event of Default, and (ii) comply with all material Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  5.5 Maintenance of Property; Insurance.

                  (a) Keep all property useful and necessary in its business in good working order and condition (normal wear and tear excepted);

                  (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and

                  (c) furnish to Lender, upon written request, full information as to the insurance carried.

                  5.6 Inspection of Property; Books and Records; Discussions.

                  (a) Keep proper books of records and accounts in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP and all Requirements of Law; and

                  (b) permit representatives of Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss its business, operations, properties and financial and other condition and that of its Subsidiaries with its officers and employees and with its independent certified public accountants; provided that Lender shall notify Borrower or Guarantor, as applicable, prior to any contact with such accountants and shall give Borrower or Guarantor, as applicable, the opportunity to participate in such discussions, to the extent practicable.

                  5.7 Notices. Promptly give notice to Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) (i) any default or event of default under any Contractual Obligation of Borrower, Guarantor, Target or any of their respective Subsidiaries or (ii) any litigation, investigation or proceeding that may exist at any time between Borrower, Guarantor, Target or any of their respective Subsidiaries, on the one hand, and any entity (private or governmental), on the other hand, which in the case of either clause (i) or (ii), if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation, investigation or proceeding affecting Borrower, Guarantor, Target or any of their respective Subsidiaries (i) in which the amount involved or reasonably likely to be involved is $1,000,000 or more and is not covered by insurance or (ii) that could reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, whether affecting Borrower, Guarantor or Target, as soon as possible and in any event within 30 days after Borrower, Guarantor or any of their respective Subsidiaries knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, the Borrower, Guarantor, Target or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any other development or event that could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection 5.7 shall be accompanied by a statement of a Responsible Officer of Borrower, Guarantor or Target, as the case may be, setting forth details of the occurrence referred to therein and stating what action Borrower, Guarantor or Target, as the case may be, proposes to take with respect thereto.

                  5.8 Environmental Laws.

                  (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its reasonable best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                  5.9 Consummation of the Merger. Borrower and Guarantor shall consummate the Merger as soon as practicable after the Closing Date.

                  5.10 Further Assurances. From time to time hereafter upon demand of Lender, Borrower or Guarantor, as applicable, will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as Lender may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents. Upon the exercise by Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, Borrower or Guarantor, as applicable, will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Lender may reasonably require to obtain from Borrower, Guarantor or from Target for such governmental consent, approval, recording, qualification or authorization.

                  SECTION 6. NEGATIVE COVENANTS

                  Each of Borrower and Guarantor hereby agrees that, from the date hereto until all amounts owing to Lender hereunder or under any other Loan Document are repaid in full, Borrower and Guarantor shall not, and shall not permit Target or any of their respective Subsidiaries to, directly or indirectly, without the consent of Lender:

                  6.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of Borrower under this Agreement and the other Loan Documents;

                  (b) current liabilities of Borrower, Guarantor, Target or their respective Subsidiaries (other than for borrowed money) incurred in the ordinary course of its business and in accordance with customary trade practices;

                  (c) Indebtedness of Target to any of its Subsidiaries;

                  (d) letter of credit agreements and purchase money indebtedness, up to a maximum of $5,000,000 million in the aggregate, in connection with inventory purchases from Sampo Technology, Inc. and other similarly situated product vendors, provided that such letters of credit and purchase money indebtedness are used to purchase such inventory; and

                  (e) existing Indebtedness set forth on Schedule 6.1(e) and any renewal or refinancing of such Indebtedness, provided the amount of such Indebtedness is not increased and the maturity and weighted average life thereof are not shortened.

                  6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower, Guarantor, Target or any of their respective Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) leases, subleases, easements, rights-of-way, encroachments and other survey defects, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower, Guarantor, Target or any of their respective Subsidiaries, as the case may be;

                  (f) Liens on the Capital Stock of Target arising from the Tender Offer or the Stock Purchase Agreements; and

                  (g) Liens existing on the date hereof, as set forth on
Schedule 6.2(h).

                  6.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except the guarantee provided by the Guarantor under this Agreement and Guarantee Obligations in existence on the date hereof and listed on Schedule 6.3 and any renewals; provided that the amount thereof of the Guarantee Obligations is not increased or extended and the maturity thereof is not shortened.

                  6.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business; except (i) as contemplated by the Merger, and (ii) so long as after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, any Subsidiary of Borrower, Guarantor, or Target, as the case may be, may be merged or consolidated with or into Borrower, Guarantor or Target, as the case may be (provided that Borrower, Guarantor, or Target, as the case may be, shall be the surviving corporation) or with or into any one or more wholly-owned Subsidiaries of Borrower, Guarantor, or Target, as the case may be (provided that the wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation).

                  6.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

                  (a) the sale or other disposition of property in the ordinary course of business;

                  (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (c) as permitted by subsection 6.4;

                  (d) any sale of obsolete assets in the ordinary course of business;

                  (e) the sale or disposition of (i) the domain name "dinnerandamovie.com", (ii) the patent designated in Schedule 6.5(e) and other property or assets, so long as the aggregate value of such sales and dispositions, together with the sales and dispositions contemplated by clauses
(i) and (ii), does not exceed $200,000 in the aggregate; and

                  (f) the transactions contemplated by the Merger Agreement.

                  6.6 Limitation on Dividends. Declare, set aside, make or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of its Capital Stock or any warrants or options to purchase any such Capital Stock, except as contemplated by the Merger Agreement in connection with the Acquisition, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower, Guarantor, Target or any of their respective Subsidiaries, as the case may be, in each case.

                  6.7 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and any expenditure from the proceeds of casualty insurance used to repair or replace the assets affected by such casualty loss) except for expenditures in the ordinary course of business not exceeding $500,000 in the aggregate.

                  6.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) loans or advances to officers, directors and other employees of Borrower, Guarantor, Target or their respective Subsidiaries, as the case may be, for (i) commissions and travel and entertainment expenses in the ordinary course of business and (ii) relocation expenses and other similar expenses; and

                  (d) advances, loans, extensions of credit, capital contributions or other investments existing on the date hereof as set forth on
Schedule 6.8(d).

                  6.9 Limitation on Optional Payments and Modifications of Debt Instruments or Agreements. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness (other than any such amendment, modification or change that would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

                  6.10 Limitation on Modification of Material Documents. Amend its certificate of incorporation or by-laws or other governing or organization documents, except in connection with the Merger.

                  6.11 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of its business, and (iii) upon fair and reasonable terms no less favorable to Borrower, Guarantor, Target or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate.

                  6.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Borrower, Target or any of their respective Subsidiaries of real or personal property that has been or is to be sold or transferred by Borrower, Guarantor, Target or any of their respective Subsidiaries, as the case may be, to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Borrower, Guarantor, Target or any of their respective Subsidiaries.

                  6.13 Limitation on Changes in Accounting Policies or Fiscal Year. Change any of the accounting practices, policies or principles used by it or permit the fiscal year of Borrower or Guarantor to end on a day other than December 31 or the fiscal year of Target to end on a day other than December 31.

                  6.14 Limitation on Negative Pledge Clauses. Enter into any agreement with any Person, other than this Agreement, that prohibits or limits the ability of the Borrower, Guarantor, Target or any of their respective Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  6.15 Limitation on Lines of Business. Enter into any business, except for those businesses in which Borrower, Guarantor, Target or their respective Subsidiaries, as applicable, are engaged on the date of this Agreement or which are directly related thereto.

                  6.16 Margin Stock. Use the proceeds of the Loan to purchase or carry any Margin Stock in violation of Regulation U.

                  SECTION 7. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) Borrower shall fail to pay (i) any principal of the Loan when due in accordance with the terms hereof or (ii) any interest on the Loan, or any other amount payable hereunder or under the Fee Letter after such interest or other amount becomes due in accordance with the terms hereof or thereof;

                  (b) Guarantor shall fail to pay the Guaranteed Obligations when due in accordance with the terms hereof or any other amount payable hereunder or under the Fee Letter after such interest or other amount becomes due in accordance with the terms hereof or thereof;

                  (c) Any representation or warranty made or deemed made by Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time as required by this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                  (d) Borrower or Guarantor shall default in the observance or performance of any covenant contained in Section 6 hereof;

                  (e) Borrower or Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section
7), and such default shall continue unremedied for a period of 10 days;

                  (f) Borrower, Guarantor, Target or any of their respective Subsidiaries shall, unless waived by Lender in each instance, (i) default in any payment of principal of or interest of any Indebtedness (other than the Loan) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, after giving effect to any consents or waivers relating thereto, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $1,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable;

                  (g) (i) Borrower, Guarantor or Target shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower, Guarantor or Target shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against the Borrower, Guarantor or Target any case, proceeding or other action of a nature referred to in clause
(i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; (iii) there shall be commenced against Borrower, Guarantor or Target any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (iv) Borrower, Guarantor or Target shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) Borrower, Guarantor or Target shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

                  (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Borrower, Guarantor, Target or any Commonly Controlled Entity; (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Borrower, Target or any Commonly Controlled Entity shall, or in the reasonable opinion of Lender is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (i) One or more judgments or decrees shall be entered against Borrower, Guarantor, Target or any of their respective Subsidiaries involving in the aggregate a liability (not paid, fully indemnified or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (ii) or (iii) of paragraph (g) of this Section 7 with respect to Borrower, Guarantor or Target, the Commitment shall automatically and immediately terminate and the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) Lender may by notice to Borrower and Guarantor declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and (ii) Lender may by notice to Borrower and Guarantor, declare the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Lender shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Lender has received notice from Borrower and Guarantor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default".


                              SECTION 8. GUARANTEE

                  8.1 The Guarantee. Guarantor hereby guarantees to Lender and its successors and assigns the prompt payment in cash in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loan and the Note and all other amounts from time to time owing to Lender by Borrower under this Agreement, under the Note and under the Fee Letter (collectively the "Guaranteed Obligations"). Guarantor hereby further agrees that if Borrower shall fail to pay in cash in full when due (whether at stated maturity, by acceleration or otherwise) any of the

Guaranteed Obligations, Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in cash in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  8.2 Obligations Unconditional. (a) The obligations of Guarantor under subsection 8.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Note, the Fee Letter or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this subsection 8.2(a) that the obligations of Guarantor hereunder shall be absolute and unconditional, under any and all circumstances.

                  (b) Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Guarantor hereunder which shall remain absolute and unconditional as described above:

                    (i) At any time or from time to time, without notice to
               Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                    (ii) Any of the acts mentioned in any of the provisions of this Agreement or the Note or any other agreement or instrument referred to herein or therein shall be done or omitted; or

                    (iii) The maturity of any of the Guaranteed Obligations
               shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefore shall be released or exchanged in whole or in part or otherwise dealt with;

Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement, the Note, the Fee Letter or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  8.3 Reinstatement. The obligations of Guarantor under this
Section 8 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and Guarantor agrees that it will indemnify Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim, alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  8.4 No Subrogation. Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitment under this Agreement it shall not exercise any right or remedy arising by reason of any performance by its guarantee in subsection 8.1 hereof, whether by subrogation or otherwise, against Borrower.

                  8.5 Remedies. Guarantor agrees that, as between Guarantor and Lender, the obligations of Borrower under this Agreement, the Note and the Fee Letter may be declared to be forthwith due and payable as provided in Section 7 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7) for purposes of subsection 8.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by Guarantor for purposes of said subsection 8.1.

                  8.6 Continuing Guarantee. The guarantee in this Section 8 is an absolute, unconditional and continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

                  8.7 Limitation on Guarantee Obligations. Notwithstanding any other provision of this Agreement to the contrary, in any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Guarantor hereunder would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of its liability under this Section 8, then notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by Guarantor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                            SECTION 9. MISCELLANEOUS

                  9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except by a written agreement signed by the parties hereto.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of Borrower, Guarantor, Arranger and Lender, or to such other address as may be hereafter notified by the respective parties hereto:

                  The Borrower:      Empire Acquisition Corp.
                                     7373 Hunt Avenue
                                     Garden Grove, California 92841
                                     Attention:    Lap Shun Hui
                                     Facsimile:    (714) 892-0235

                  with a copy to:    Akin, Gump, Strauss, Hauer & Feld L.L.P.
                                     2029 Century Park East
                                     Suite 2400
                                     Los Angeles, California  90067
                                     Attention:  Murray Markiles, Esq.
                                     Facsimile:  (310) 229-1001

                  The Guarantor:     EM Holdings, Inc.
                                     7373 Hunt Avenue
                                     Garden Grove, California 92841
                                     Attention:    Lap Shun Hui
                                     Facsimile:    (714) 892-0235

                  with a copy to:    Akin, Gump, Strauss, Hauer & Feld L.L.P.
                                     2029 Century Park East
                                     Suite 2400
                                     Los Angeles, California  90067
                                     Attention:  Murray Markiles, Esq.
                                     Facsimile:  (310) 229-1001

                  Arranger:          UBS Warburg LLC
                                     1999 Avenue of the Stars, Suite 1500
                                     Los Angeles, California  90067
                                     Attention:    Michael Connolly
                                     Facsimile:    (310) 772-7305

                  with a copy to:    Sullivan & Cromwell
                                     1888 Century Park East
                                     Los Angeles, California  90067
                                     Attention:  Alison S. Ressler
                                     Facsimile:  (310) 712-8800

                  Lender:            UBS AG, Stamford Branch
                                     677 Washington Boulevard
                                     Stamford, Connecticut  06901
                                     Attention:    Barbara Ezell
                                     Facsimile: (203) 719-3888

                  with a copy to:    Sullivan & Cromwell
                                     1888 Century Park East
                                     Los Angeles, California  90067
                                     Attention:  Alison S. Ressler
                                     Facsimile:    (310) 712-8800

provided that any notice, request or demand to or upon Lender pursuant to subsection 2.2 or 2.5 shall not be effective until received.

                  9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loan hereunder.

                  9.5 Payment of Expenses and Taxes. Each of Borrower and Guarantor agrees:


                  (a) to pay or reimburse Lender and Arranger their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, execution, delivery and administration of, and any amendment, supplement, waiver or modification (including proposed amendments, supplements, waivers or modifications) to this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to Lender and Arranger, expenses incurred in connection with the due diligence and travel, and courier, reproduction, printing and delivery expenses;

                  (b) to pay or reimburse Lender and Arranger for their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to Lender and Arranger;

                  (c) to pay, indemnify, and hold Lender and Arranger harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents; and

                  (d) to pay, indemnify, and hold Lender and Arranger harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to liabilities arising out of or relating to the proposed transactions and any actual or proposed use of the proceeds of the Loan or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Borrower, Guarantor, Target or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that Borrower and Guarantor shall have no obligation hereunder to Lender or Arranger with respect to indemnified liabilities, to the extent such liabilities are determined by a final judgment of a court of competent jurisdiction to have arisen solely from (i) the gross negligence or willful misconduct of Lender or Arranger or (ii) legal proceedings commenced against Lender or Arranger by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection 9.5 shall survive repayment of the Loan and all other amounts payable hereunder.

                  9.6 Successors and Assigns; Participations and Assignments. This Agreement shall be binding upon and inure to the benefit of the Borrower, Guarantor, Lender, Arranger, and their respective successors and assigns, except that neither Borrower nor Guarantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender and Arranger. Prior to the making of the Loan, Lender may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Borrower and Guarantor; provided, however, that after the making of the Loan, Lender may assign its rights hereunder without the consent of Borrower or Guarantor. Lender and/or Arranger may, after notice to Borrower and Guarantor, sell participations in, all or any part of the Loan to another financial institution or other person, in which event the participant shall have, to the extent of such participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such participation; provided, however, that (i) all such rights shall be exercised solely by Lender on behalf of such participant and no participant shall relieve Lender of its obligations hereunder; (ii) Lender shall not grant to any participant any right to review, approve or consent to the fulfillment of any of the conditions set forth in Section 4.1 hereof, all of which shall remain in the sole discretion of Lender, or to the determination of the occurrence of a Default or an Event of Default or to the exercise by Lender of any of its rights and remedies hereunder and (iii) any participant or assignee, to the extent permitted, shall deliver to Lender the forms required pursuant to subsection 2.6(b) hereof.

                  9.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.9 Integration. This Agreement and the other Loan Documents represent the agreement of Borrower, Guarantor, Arranger and Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Borrower, Guarantor, Arranger or Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  9.10 GOVERNING LAW

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

                  9.11 Submission To Jurisdiction; Waivers. Each of Borrower and Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from thereof,

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower and Guarantor at its address set forth in subsection 9.2 or at such other address of which Lender shall have been notified pursuant thereto; and

                  (d) agrees that nothing herein, shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                     Each of the Borrower, Guarantor, Arranger and Lender hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 9.11 any special, exemplary, punitive or consequential damages.

                  9.12 Acknowledgements. Each of Borrower and Guarantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) Lender and Arranger have no fiduciary relationship with or duty to Borrower or Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Lender and Borrower in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between Borrower and Guarantor, on one hand, and Lender and Arranger, on the other hand.

                  9.13 WAIVERS OF JURY TRIAL. BORROWER, GUARANTOR, ARRANGER AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  EMPIRE ACQUISITION CORP.,
                                  as Borrower

                                  By:       /s/ Lap Shun Hui
                                           ----------------------------------
                                           Name: Lap Shun Hui
                                           Title: President and Chief Executive
                                                  Officer

                                  EM HOLDINGS, INC.,
                                  as Guarantor

                                  By:       /s/ Lap Shun Hui
                                           ----------------------------------
                                           Name: Lap Shun Hui
                                           Title: President and Chief Executive
                                                  Officer


                                  UBS WARBURG LLC,
                                  as Arranger

                                  By:       /s/ Michael J. Connolly
                                           ----------------------------------
                                           Name: Michael J. Connolly
                                           Title: Executive Director

                                  By:       /s/ Oliver O. Trumbo
                                           ----------------------------------
                                           Name: Oliver Trumbo
                                           Title: Director

                                  UBS AG, STAMFORD BRANCH,
                                  as Lender

                                  By:       /s/ Oliver O. Trumbo
                                           ----------------------------------
                                           Name: Oliver O. Trumbo
                                           Title: Director


                                  By:       /s/ David Kelly
                                           ----------------------------------
                                           Name: David Kelly
                                           Title: Executive Director
                                                  Legal and External Affairs

                                                                       EXHIBIT A

                                  Form of Note

$_______                                                      New York, New York
                                                             __________ __, 2001

                  FOR VALUE RECEIVED, each of the undersigned, EMPIRE ACQUISITION CORP., a Delaware corporation ( "Borrower"), and EM HOLDINGS, INC., a Delaware corporation ("Guarantor") hereby unconditionally promises to pay to the order of UBS AG, Stamford Branch ( "Lender") at the office of Lender, located at 677 Washington Boulevard, Stamford, Connecticut 06901, in lawful money of the United States of America and in immediately available funds, on the Closing Date the principal amount of (a) ___________ DOLLARS ($_______), or, if less, (b) the aggregate unpaid principal amount of the Loan made or deemed made by the Lender to Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 2.4 and 2.5 of such Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of the Loan made pursuant to the Credit Agreement and the date and amount of each payment of principal thereof, each continuation thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of Borrower in respect of such Loan.

                  This Note (a) is the referred to in the Credit Agreement dated as of November 26, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, Guarantor, Lender and UBS Warburg LLC, as Arranger, and (b) is subject to the provisions of the Credit Agreement.

                  Guarantor hereby guarantees to Lender and its successors and assigns the prompt payment in full when due of the principal and interest hereunder.

                  Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                  EMPIRE ACQUISITION CORP.,
                                  as Borrower

                                  By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                  EM HOLDINGS, INC.,
                                  as Guarantor

                                  By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT B

                            EMPIRE ACQUISITION CORP.
                                EM HOLDINGS, INC.

                              SOLVENCY CERTIFICATE

                  I, ____________, Chief Financial Officer of Empire Acquisition Corp., a Delaware corporation ("Borrower"), and EM Holdings, Inc., a Delaware corporation ("Guarantor"), pursuant to Section 4.1(m) of the Credit Agreement, dated as of November 26, 2001 (the "Credit Agreement"), by and among Borrower, Guarantor, UBS AG, Stamford Branch ("Lender") and UBS Warburg LLC ("Arranger"), hereby certify on behalf of each of Borrower and Guarantor that following the Merger and repayment of the Loan:

                  (i) the assets of Borrower, Guarantor and Target at their fair valuation will exceed their respective liabilities, including contingent liabilities;

                  (ii) the capital of each of Borrower, Guarantor and Target will not be unreasonably small to conduct the business of Borrower, Guarantor and Target, respectively; and

                  (iii) Borrower, Guarantor and Target will have the ability to pay their respective debts, including contingent liabilities, arising in the normal course of business as such debts mature and do not intend to, or believe that they will, incur debt beyond their ability to pay as such debts mature.

                  All defined terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

                  IN WITNESS WHEREOF, I have hereunto signed my name on this __ day of _______, 2001.

                                      --------------------------------
                                      Name:
                                      Title:   Chief Financial Officer of
                                      Empire Acquisition Corp. and
                                      EM Holdings, Inc.

                                                                       EXHIBIT D

                                     RELEASE

                  In consideration of the promises contained herein, and in connection with (1) the Agreement and Plan of Merger, dated as of November 19, 2001 and as amended and restated as of November 23, 2001, by and among eMachines, Inc. (the "Company"), EM Holdings, Inc. ("Guarantor") and Empire Acquisition Corp. ("Borrower"), pursuant to which Borrower has commenced a cash tender offer (the "Tender Offer") for all of the outstanding shares of common stock of the Company (the "Company Common Stock"), par value $0.0000125 per share, (2) a Stock Purchase Agreement, dated as of October 30, 2001, by and between Mr. Lap Shun (John) Hui and idealab! Holdings, L.L.C. and the Buyer Option Agreement, dated as of November 19, 2001, by and among the Company, Borrower and Guarantor, pursuant to both of which Borrower will purchase shares of Company Common Stock concurrently with or subsequent to Borrower's acceptance and purchase of shares of Company Common Stock upon the closing of the Tender Offer (the "Stock Purchases"), (3) the merger of Borrower with and into the Company immediately following or simultaneously with the closing of the Tender Offer and the Stock Purchases (the "Merger"), (4) the Credit Agreement (the "Credit Agreement"), dated as of November 26, 2001, by and among Borrower, Guarantor, UBS AG, Stamford Branch ("Lender") and UBS Warburg LLC ("Arranger"), and (5) the Loan Documents (as defined in the Credit Agreement), TriGem Computer, Inc. ("TriGem") hereby:

               (a) On behalf of itself and its past and present officers, directors, stockholders, employees, agents, attorneys, related and subsidiary entities, affiliated entities, parent entities, predecessors, successors and assigns (collectively the "Releasing Parties"), hereby releases and forever discharges Borrower, Guarantor, Lender, and Target, together with their past and present officers, directors, stockholders, employers, agents, attorneys, related and subsidiary entities, affiliated entities, parent entities, predecessors, successors and assigns (collectively the "Releasees"), of and from any and all claims, actions, causes of action, damages, losses, demands, accounts, debts, liabilities, obligations, warranty obligations, disputes and controversies of any character or kind, and whether accrued or unaccrued, arising in law, in equity or otherwise, including but not limited to claims related to fraudulent transfer (collectively "Claims"), that any of the Releasing Parties had, have or may have upon or by reason of any fact, matter, cause, or thing whatsoever occurring or existing on or prior to the effective date of this Release relating to or arising out of the Tender Offer, the Stock Purchases, the Merger, the Credit Agreement, the Loan Documents or the transactions contemplated thereby, including the repayment of the Loan and all other amounts due under the Loan Documents out of funds in the Escrow Account (as defined in the Credit Agreement), other than any Claims that the Releasing Parties may have against Borrower or Guarantor with respect to payment for any shares of Company Common Stock tendered by TriGem to Borrower pursuant to the Tender Offer.

               (b) TriGem, for itself and for each of the Releasing Parties, hereby waives any rights it or such Releasing Parties might otherwise have under California Civil Code Section 1542 (and any other comparable provisions of law), which provides as follows:

                           A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor.

               (c) This Release is effective on and as of date when this Release is executed and delivered to Lender and Arranger.

               (d) All terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

                  IN WITNESS WHEREOF, TriGem Computer, Inc. has executed this Release this ___ day of ______________, 2001.



                                  TRIGEM COMPUTER, INC.


                                  By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT D

                                     RELEASE

                  In consideration of the promises contained herein, and in connection with (1) the Agreement and Plan of Merger, dated as of November 19, 2001 and as amended and restated as of November 23, 2001, by and among eMachines, Inc. (the "Company"), EM Holdings, Inc. ("Guarantor") and Empire Acquisition Corp. ("Borrower"), pursuant to which Borrower has commenced a cash tender offer (the "Tender Offer") for all of the outstanding shares of common stock of the Company (the "Company Common Stock"), par value $0.0000125 per share, (2) a Stock Purchase Agreement, dated as of October 30, 2001, by and between Mr. Lap Shun (John) Hui and idealab! Holdings, L.L.C., and the Buyer Option Agreement, dated as of November 19, 2001, by and among the Company, Borrower and Guarantor, pursuant to both of which Borrower will purchase shares of Company Common Stock concurrently with or subsequent to Borrower's acceptance and purchase of shares of Company Common Stock upon the closing of the Tender Offer (the "Stock Purchases"), (3) the merger of Borrower with and into the Company immediately following or simultaneously with the closing of the Tender Offer and the Stock Purchases (the "Merger"), (4) the Credit Agreement (the "Credit Agreement"), dated as of November 26, 2001, by and among Borrower, Guarantor, UBS AG, Stamford Branch ("Lender") and UBS Warburg LLC ("Arranger"), and (5) the Loan Documents (as defined in the Credit Agreement), Borrower and Guarantor each hereby:

               (a) On behalf of themselves and their past and present officers, directors, stockholders, employees, agents, attorneys, related and subsidiary entities, affiliated entities, parent entities, predecessors, successors and assigns (collectively the "Releasing Parties"), hereby release and forever discharge Lender and Arranger, together with their past and present officers, directors, stockholders, employers, agents, attorneys, related and subsidiary entities, affiliated entities, parent entities, predecessors, successors and assigns (collectively the "Releasees"), of and from any and all claims, actions, causes of action, damages, losses, demands, accounts, debts, liabilities, obligations, warranty obligations, disputes and controversies of any character or kind, and whether accrued or unaccrued, arising in law, in equity or otherwise, including but not limited to claims related to fraudulent transfer (collectively "Claims"), that any of the Releasing Parties had, have or may have upon or by reason of any fact, matter, cause, or thing whatsoever occurring or existing on or prior to the effective date of this Release relating to or arising out of the Tender Offer, the Stock Purchases, the Merger, the Credit Agreement, the Loan Documents or the transactions contemplated thereby, including the repayment of the Loan and all other amounts due under the Loan Documents out of funds in the Escrow Account (as defined in the Credit Agreement), other than any Claims that the Releasing Parties may have against Lender or Arranger with respect to the performance of their obligations under the Credit Agreement.

               (b) Each of Borrower and Guarantor hereby waives any rights it might otherwise have under California Civil Code Section 1542 (and any other comparable provisions of law), which provides as follows:

                           A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor.

               (c) This Release is effective on and as of date when this Release is executed and delivered to Lender and Arranger.

               (d) All terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

                  IN WITNESS WHEREOF, Borrower and Guarantor have executed this Release this ___ day of ______________, 2001.



                                  EM HOLDINGS, INC.


                                  By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                  EMPIRE ACQUISITION CORP.


                                  By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT E

                                EM HOLDINGS, INC.
                            EMPIRE ACQUISITION CORP.

                              OFFICERS' CERTIFICATE

                  The undersigned, __________, _________ of Empire Acquisition Corp., a Delaware corporation ("Borrower"), and ___________, __________ of EM Holdings, Inc., a Delaware corporation ("Guarantor"), pursuant to Section 4.1(v) of the Credit Agreement, dated as of November 26, 2001 (the "Credit Agreement"), by and among Borrower, Guarantor, UBS AG, Stamford Branch ("Lender"), and UBS Warburg LLC ("Arranger"), each hereby certifies on behalf of each of Borrower and Guarantor that:

                  1. Each of the representations and warranties of Borrower and Guarantor contained in the Purchase Agreement is true and correct in all material respects as if made on and as of the date hereof.

                  2. All covenants, agreements and conditions contained in the Credit Agreement to be performed by Borrower or Guarantor on or prior to the date hereof have been performed or complied with.

                  3. ________ of shares of common stock of eMachines, Inc. ("Target"), par value $0.0000125 per share (the "Common Stock"), have been validly tendered to Borrower at a price per share of $______, which shares have not been withdrawn and are available for purchase, all in accordance with the terms and conditions of the Offer to Purchase, dated as of ___________, 2001, such that such tendered shares, when combined with (i) those shares of Common Stock owned by John Hui or Korea Data Systems (USA), Inc. and (ii) those shares of Common Stock to be acquired by Borrower through the Stock Purchases, will result in the acquisition by Borrower of __% of the issued and outstanding shares of Common Stock of Target. The conditions precedent to the purchase of the shares of Common Stock contained in the Offer to Purchase have been satisfied and not waived and that the Offer to Purchase has been duly authorized and delivered by Borrower and is in full force and effect as of the date hereof.

                  4. Each of the Merger Agreement (the "Merger Agreement"), dated as of November 19, 2001 and as amended and restated as of November 23, 2001, by and among the Target, Borrower and Guarantor, and the Escrow Agreement (the "Escrow Agreement"), dated as of ______, 2001, by and among Borrower, Guarantor, Target and ___________ (the "Escrow Agent"), has been duly authorized, executed and delivered by the parties thereto and is in full force and effect and there has been no amendment to either the Merger Agreement or the Escrow Agreement as of the date hereof.

                  5. Attached hereto as Annex A are true and correct copies of all debt instruments or security agreements to which Borrower, Guarantor or Target is a party.

                  6. None of Borrower, Guarantor or Target have incurred any Indebtedness in connection with the Acquisition or the transactions contemplated by the Credit Agreement, other than the Loan.

                  7. All governmental and third-party consents and approvals necessary in connection with the Tender Offer, the Stock Purchases, the Merger, the Loan and the transactions contemplated thereby have been obtained and remain in effect.

                  8. No Default or Event of Default has occurred and is continuing as of the date hereof.

                  9. There has not occurred, since September 29, 2001, a material adverse change, or development or event that may lead to a material adverse change, to the business, results of operations, assets, liabilities, prospects or condition (financial or otherwise), including the capitalization and working capital, of Borrower, Guarantor or Target, each considered as a whole together with their respective Subsidiaries.

                  10. As of the date hereof, no litigation, injunction, investigation or proceeding by any entity (private or governmental) is pending or threatened by or against Borrower, Guarantor, Target or any of their respective Subsidiaries or against any of their respective properties or revenues (i) with respect to (a) the Tender Offer or the Stock Purchases, (b) the Merger or (c) any of the Loan Documents or any of the transactions contemplated thereby, or (ii) that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  Capitalized terms used herein, but not otherwise defined herein, shall have the same meanings given such terms in the Credit Agreement.

                  IN WITNESS WHEREOF, we have hereunto signed our names this __ day of _______, 2001.

                                       --------------------------------
                                       Name:
                                       Title:

                                       --------------------------------
                                       Name:
                                       Title:


Attest:

----------------------------------
Name:
Title:   Secretary of Empire Acquisition
         Corp. and EM Holdings, Inc.

                                                                       EXHIBIT G

                             EMPIRE ACQUISTION CORP.
                                EM HOLDINGS, INC.

                             SECRETARY'S CERTIFICATE

                  I, __________, do hereby certify that I am the duly appointed, qualified and acting Secretary of Empire Acquisition Corp., a Delaware corporation ("Borrower"), and EM Holdings, Inc., a Delaware corporation ("Guarantor"), and that as such I am authorized to execute this certificate on behalf of Borrower and Guarantor in connection with the Credit Agreement, dated as of November 26, 2001, by and among Borrower, Guarantor, UBS AG, Stamford Branch ("Lender") and UBS Warburg LLC ("Arranger"). As used in this certificate, all terms not defined herein have the meanings set forth in the Credit Agreement. I hereby certify on behalf of Borrower and Guarantor as follows:

                  1. Attached hereto as Annex A is a true, complete and correct copy of the certificate of incorporation of each of Borrower and Guarantor and such certificates of incorporation are in full force and effect on the date hereof. No amendment or other document relating to or affecting the certificate of incorporation of Borrower has been filed in the office of the Secretary of State of the State of Delaware since ________, 2001, no amendment or other document relating to or affecting the certificate of incorporation of Guarantor has been filed in the office of the Secretary of State of the State of Delaware since ____________, 2001 and no action has been taken by either of Borrower or Guarantor, or any of their respective stockholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of Borrower or Guarantor.

                  2. Attached hereto as Annex B is a true, complete and correct copy of the By-Laws of each of Borrower and Guarantor, as in full force and effect since the date specified thereon to and including the date hereof.

                  3. Attached hereto as Annex C are true, complete and correct copies of the resolutions of (i) the board of directors of each of Borrower and Guarantor authorizing (A) the Tender Offer, the Stock Purchases, the Merger and the Loan, (B) the execution, delivery and performance of the Credit Agreement and each of the other Loan Documents and (C) the borrowings contemplated thereunder and (ii) the board of directors of eMachines, Inc., a Delaware corporation ("eMachines"), authorizing the execution, delivery and performance of the Escrow Agreement. Such resolutions are the only resolutions adopted by the stockholders, board of directors or any committee of the board of directors of Borrower, Guarantor or Target relating to the Tender Offer, the Stock Purchases, the Merger, the Loan, the Credit Agreement, the Escrow Agreement or the other Loan Documents and no other action has been taken, nor is any other action necessary by the stockholders or board of directors or any committee thereof of Borrower, Guarantor or Target in connection therewith.

                  (4) The Credit Agreement and the Escrow Agreement, as executed and delivered, are substantially in the form that the officers of Borrower and Guarantor were authorized and empowered to execute and deliver by the board of directors of Borrower and Guarantor, with such changes and modifications as the officers of Borrower and Guarantor were authorized and empowered to make by the board of directors of Borrower or Guarantor, as applicable.

                  5. Attached hereto as Annex D are true and complete copies of all Tender Offer Documents, and all amendments, exhibits and schedules thereto and related documents distributed to the stockholders of eMachines or filed with the SEC in connection with the Tender Offer.

                  6. Each person who, as a director or an authorized officer of Borrower or Guarantor, signed the Credit Agreement, any of the other Loan Documents, or any other document or certificate delivered prior hereto or on the date hereof in connection with the Credit Agreement or the other Loan Documents and the transactions contemplated thereby, was at the respective times of such signing and delivery and is now duly elected or appointed, qualified and acting as such director or authorized officer, and the signatures of such persons appearing on such documents are their genuine signatures.

                  IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of_________, 2001.

                                   By: ____________________________
                                   Name:
                                   Title:    Secretary of Empire Acquisition
                                             Corp. and EM Holdings, Inc.


                  I, ___________, __________ of Empire Acquisition Corp. and EM Holdings, Inc., do hereby certify that ____________ is the duly elected, qualified and acting Secretary of Empire Acquisition Corp. and EM Holdings, Inc., and that the signature set forth above is [his] true and genuine signature.

                  IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of _________, 20001.


                                       --------------------------------
                                       Name:
                                       Title: